Free Writing Prospectus - Computational Materials Part I

$[585,370,000] (Approximate)

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ5

RAMP SERIES 2006-RZ5 TRUST
Issuing Entity

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

December 5, 2006

RAMP SERIES 2006-RZ5 TRUST
Mortgage Asset-Backed Pass-Through Certificates, Series 2006-RZ5
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact
Credit Suisse Securities (USA) LLC.

Disclaimer

The depositor has filed a registration  statement (File No. 333-131211)  (including a prospectus) with the
SEC for the  offering  to which this  communication  relates.  Before  you  invest,  you  should  read the prospectus in that  registration  statement and other documents the issuer has filed with the SEC for more complete  information  about  the  issuer  and this  offering.  You may get  these  documents  for free by visiting  EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the issuer,  any  underwriter  or any dealer  participating  in the  offering  will  arrange  to send you the  prospectus  if you  request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the base  prospectus  and the  prospectus  supplement.  The  information  in this free writing  prospectus  is preliminary and is subject to completion or change.  The information in this free writing  prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the securities,  supersedes information  contained in any prior similar materials relating to these securities,  and may be superceded by an additional  free writing  prospectus  provided to you prior to the time you enter into a contract of sale.
This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not  permitted.  This free writing  prospectus is being  delivered  to you solely to provide  you with  information  about the  offering  of the  securities referred to in this free writing  prospectus and to solicit an offer to purchase the securities,  when, as and if issued.  Any such offer to purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment  by you to purchase any of the  securities,  until we have  accepted your offer to purchase securities.

A  contract  of sale  will  come  into  being no  sooner  than the date on  which  the  relevant  class of securities  has been priced and we have  confirmed  the  allocation  of  securities to be made to you; any
"indications  of  interest"  expressed  by you,  and any "soft  circles"  generated by us, will not create binding  contractual  obligations  for you or us. You may withdraw  your offer to purchase  securities  at any time prior to our acceptance of your offer.

The  securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not  obligated to issue such  securities or any similar  security and our  obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability  of such  securities  when,  as and if issued by the issuer.  You are  advised  that the terms of the  securities,  and the  characteristics  of the mortgage  loan pool backing  them,  may change
(due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise the pool may become delinquent  or defaulted or may be removed or replaced  and that similar or different  mortgage  loans may be added to the pool,  and that one or more classes of securities may be split,  combined or  eliminated), at any time prior to issuance or availability of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing prospectus.  Our obligation to sell such  securities to you is conditioned on the  securities and the underlying  transaction  having the characteristics  described  in the  preliminary  prospectus.  If for any  reason  we do not  deliver  such securities,  we will notify you, and neither the issuer nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  securities  which you have  committed to  purchase,  and none of the  issuer  nor any  underwriter  will be liable  for any costs or  damages  whatsoever  arising  from or related to such non-delivery.

Any legends,  disclaimers  or other  notices that may appear at the bottom of the email  communication  to which this free writing  prospectus is attached  relating to (1) these materials not constituting an offer
(or a solicitation of an offer),  (2) no representation  that these materials are accurate or complete and may not be  updated  or (3) these  materials  possibly  being  confidential  are not  applicable  to these materials and should be disregarded.  Such legends,  disclaimers or other notices have been  automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                        RAMP Series 2006-RZ5 Trust
                              Mortgage Asset-Backed Pass-Through Certificates
                                       $[585,370,000] (Approximate)

                                           Subject to Revision

----------- ----------------- ------------------------- ---------------- ----------------- ---------------------------- --------------------- --------------------

                                       Ratings                               WAL (yrs.)      Principal/ Window (mos.)    Exp. Maturity         Final Scheduled
  Class      Amount ($)(1)       (S&P/Moody's/Fitch)        Bond Type      to Call/Mat(2)         to Call/Mat(2)         to Call (2)           Maturity (5)
----------- ----------------- ------------------------- ---------------- ----------------- ---------------------------- --------------------- --------------------
   A-1        [255,000,000]          AAA/Aaa/AAA        Sr Fltr (3)(4)     1.00 / 1.00           1- 23 / 1 - 23         November 2008         June 2030
   A-2        [144,400,000]          AAA/Aaa/AAA        Sr Fltr (3)(4)     3.00 / 3.00          23 - 73 / 23 - 73       January 2013          August 2036
   A-3         [37,200,000]          AAA/Aaa/AAA        Sr Fltr (3)(4)     6.94 / 8.89         73 - 85 / 73 - 189       January 2014          August 2046
   M-1         [58,960,000]          NR/Aa1/AA+         Mezz Fltr (3)(4)   5.04 / 5.55         43 - 85 / 43 - 169       January 2014          August 2046
   M-2         [21,170,000]          NR/Aa2/AA          Mezz Fltr (3)(4)   4.88 / 5.37         41 - 85 / 41 - 154       January 2014          August 2046
   M-3         [12,700,000]          NR/Aa3/AA-         Mezz Fltr (3)(4)   4.85 / 5.32         40 - 85 / 40 - 147       January 2014          August 2046
   M-4         [11,800,000]           NR/A1/A+          Mezz Fltr (3)(4)   4.83 / 5.28         39 - 85 / 39 - 141       January 2014          August 2046
   M-5         [10,880,000]           NR/A2/A           Mezz Fltr (3)(4)   4.82 / 5.24         39 - 85 / 39 - 135       January 2014          August 2046
   M-6         [10,280,000]           NR/A3/A-          Mezz Fltr (3)(4)   4.80 / 5.19         38 - 85 / 38 - 128       January 2014          August 2046
   M-7         [9,680,000]          NR/Baa1/BBB+        Mezz Fltr (3)(4)   4.79 / 5.14         38 - 85 / 38 - 121       January 2014          August 2046
   M-8         [7,250,000]          NR/Baa2/BBB         Mezz Fltr (3)(4)   4.79 / 5.06         37 - 85 / 37 - 112       January 2014          August 2046
   M-9         [6,050,000]          NR/Baa3/BBB-        Mezz Fltr (3)(4)   4.77 / 4.96         37 - 85 / 37 - 103       January 2014          August 2046
  Total       [585,370,000]
----------- ----------------- ------------------------- ---------------- ----------------- ---------------------------- --------------------- --------------------

         Notes:

     (1) The Class Size is subject to a permitted variance in the aggregate of plus or minus 15%.

     (2)   The  Offered  Certificates  will be priced  to the  Clean-up  Call  Date at the  Prepayment
           Pricing  Assumptions:  Fixed  Rate  Loans:  100% PPC  (4.0%  CPR in month  1,  building  by approximately  1.90909%  each month to 25% CPR in month 12, and  remaining  constant at 25%
           CPR  thereafter);  Adjustable  Rate  Loans:  100% PPC  (4.0%  CPR in month 1,  building  by approximately  2.36364%  each month to 30% CPR by month 12, and  remaining  constant at 30%
           CPR thereafter).

     (3)   If the 10% Clean-Up Call is not exercised,  the margins for the Offered  Certificates  will be increased,  on the second  Distribution  Date following the first possible Clean-Up Call date,  by (i) the lesser of (a) 50 basis  points and (b) the  initial  pass-through  margin with  respect to the Class A  Certificates  and (ii) the lesser of (x) 50 basis  points and
           (y) half the initial  pass-through  margin with respect to the Class M  Certificates.  Each class is subject to the Net WAC Cap Rate.

     (4)   The  pass-through  rate  for  each  class  of  certificates  will  equal  the  least of (a)
           One-Month  LIBOR  plus  the  related  margin  per  annum,  (b) the Net WAC Cap Rate and (c)
           [14.00]% per annum.  The holders of the Class A Certificates  and Class M Certificates  may
           also  be  entitled  to  certain  Net  Swap  Payments  made  by  the  Swap  Provider  to the
           Supplemental Interest Trust Trustee pursuant to the Swap Agreement (as described herein).

     (5)   The Final  Scheduled  Distribution  Date for the (i) Class A-1  Certificates  and Class A-2
           Certificates  are  calculated  at 0% CPR and  assuming  that  no  optional  termination  is exercised  and (ii)  Class  A-3  Certificates  and  Class M  Certificates  are in the month following the latest maturity date of any mortgage loan in the trust.

Title of Securities:                RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 2006-RZ5.

Depositor:                          Residential   Asset   Mortgage   Products,   Inc.,   an  affiliate  of
                                    Residential Funding Company, LLC.

Master Servicer
And Sponsor:                        Residential Funding Company, LLC.

Subservicer:                        The primary servicing will be provided by HomeComings Financial,  LLC, a wholly owned subsidiary of Residential  Funding  Company,  LLC, with respect to approximately 98% of the Mortgage Loans.

Underwriter:                        Credit Suisse Securities (USA) LLC.

Trustee and Supplemental
Interest Trust Trustee:             U.S. Bank National Association.

Swap Provider:                      Credit Suisse International.

Credit Risk Manager:                Clayton Fixed Income Services, Inc.

Offered Certificates:               The Class  A-1,  Class A-2 and Class A-3  Certificates  (collectively, the "Class A Certificates").

                                    The Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                    Class M-7,  Class M-8 and Class M-9  Certificates  (collectively,  the
                                    "Class M Certificates").

                                    The  Class A  Certificates  and  Class M  Certificates  (the  "Offered
                                    Certificates").

Cut-Off Date:                       December 1, 2006.

Closing Date:                       On or about December 21, 2006.

Distribution Date:                  Distribution  of principal  and  interest on the Offered  Certificates will be  made  on the  25th  day of  each  month,  or if this is not a business day, on the next business day, commencing in January 2007.

Form of Offered Certificates:       The Offered  Certificates will be available in book-entry form through
                                    DTC, Clearstream and Euroclear.

Minimum Denominations:              The  Class A  Certificates  and the  Class  M-1  Certificates  will be offered in minimum  denominations  of $100,000 and integral  multiples of $1 in excess  thereof.  The Class M-2,  Class M-3, Class M-4, Class
                                    M-5, Class M-6, Class M-7, Class M-8 and Class M-9  Certificates  will
                                    be  offered  in  minimum   denominations   of  $250,000  and  integral
                                    multiples of $1 in excess thereof.

Tax Status:                         The Offered  Certificates  (exclusive of any right to receive  amounts from the  supplemental  interest  trust or under  the swap  agreement)
                                    will be  designated  as  regular  interests  in a REMIC  and,  to such extent,  will be treated as debt  instruments  of a REMIC for  federal income tax purposes.  The Offered  Certificates will also represent an interest in the swap agreement.

ERISA Eligibility:                  Subject to the  considerations  contained in the base prospectus,  the
                                    Class  A  Certificates   may  be  eligible  for  purchase  by  persons
                                    investing  assets of employee  benefit plans or individual  retirement accounts  assets.  The Class M  Certificates  will not be eligible for purchase  by such plans other than with  assets of  insurance  company
                                    general  accounts.   However,  investors  should  consult  with  their
                                    counsel  with  respect to  consequences  under ERISA and the  Internal
                                    Revenue  Code of such a  plan's  acquisitions  and  ownership  of such
                                    Offered  Certificates.  In addition,  prior to the  termination of the swap  agreement,  the Class A  Certificates  may only be  purchased by persons  investing  assets of  employee  benefit  plans or  individual retirement  accounts  assets if such person  qualifies  for the relief
                                    available   under  one  or  more  of  the   following   investor-based
                                    exemptions:

                                         (a)   Prohibited  Transaction  Class  Exemption  ("PTCE")  84-14,
                                               regarding    transactions    negotiated   by    independent
                                               "qualified professional asset managers";

                                         (b)   PTCE  90-1,  regarding  investments  by  insurance  company pooled separate accounts;

                                         (c)   PTCE  91-38,   regarding  investments  by  bank  collective
                                               investment funds;

                                         (d)   PTCE 95-60,  regarding  investments  by  insurance  company general accounts; or

                                         (e)   PTCE 96-23,  regarding  transactions  negotiated by certain
                                               "in-house asset managers."

                                    See "ERISA Considerations" in the base prospectus.

SMMEA Eligibility:                  None of the Offered  Certificates are expected to constitute "mortgage related  securities"  for purposes of the  Secondary  Mortgage  Market
                                    Enhancement Act of 1984.

P&I Advances:                       The Master  Servicer  will be  obligated  to  advance,  or cause to be advanced,  cash with rerespect to delinquent payments of principal and interest on the Mortgage Loans to the extent that the Master  Servicer reasonably  believes that such cash advances can be repaid from future payments on the related  Mortgage Loans.  These cash advances are only intended  to  maintain  a  regular  flow  of  scheduled  interest  and principal  payments  on the  certificates  and  are  not  intended  to guarantee or insure against losses.

Monthly Fees:                       Subservicing fee minimum of 0.45% per annum,  payable monthly;  master servicing  fee of  0.05%  per  annum,  payable  monthly;  credit  risk management fee of 0.0155% per annum, payable monthly.

Eligible Master Servicing
Compensation:                       For any  Distribution  Date,  an  amount  equal to the  lesser  of (a)
                                    one-twelfth  of 0.125% of the aggregate  stated  principal  balance of the Mortgage Loans  immediately  preceding that  Distribution Date and
                                    (b)  the  sum  of the  master  servicing  fee  payable  to the  Master
                                    Servicer   in  respect  of  its  master   servicing   activities   and
                                    reinvestment  income  received  by  the  Master  Servicer  on  amounts payable with respect to that Distribution Date.

Optional Call:                      If the aggregate  principal balance of the mortgage loans after giving effect to  distributions  to be made on that  Distribution  Date falls below  10% of  the  principal  balance  as of the  Cut-off  Date,  the
                                    holders  of  the  call  rights  may   terminate   the  trust  on  that
                                    Distribution Date (the "Clean-up Call Date").

Mortgage Loans:                     The  mortgage  pool will  consist  of one- to  four-family,  fixed and adjustable  rate  mortgage  loans secured by first liens on fee simple
                                    or  leasehold  interests  on  residential  mortgage  properties.   The
                                    statistical  pool  of  the  mortgage  loans  described  herein  has an approximate aggregate principal balance of approximately  $604,727,114 as of the Cut-off Date.

Representations and
Warranties:                         RFC will  make a  representation  and  warranty  that  each  mortgaged property  is  free of  damage  and in good  repair  as of the  closing date.  In the event  that a  mortgaged  property  is damaged as of the closing  date and that damage  materially adversely  affects the value
                                    of   the   mortgaged    property   or   of   the   interest   of   the
                                    certificateholders   in  the  related  mortgaged   loan, RFC  will  be
                                    required to repurchase the related mortgage loan from the trust.

Credit Enhancement:                   A.    Subordination

                                      Credit  Enhancement for the Class A Certificates will include the subordination of the Class
                                      M Certificates  and the  overcollateralization  amount.  Credit  Enhancement for any Class M
                                      Certificates  will  include  the  Class  M  Certificates  with  a  lower  priority  and  the overcollateralization amount.

                                      Class      Initial                      Targeted
                                                 Subordination (1)            Stepdown Date Subordination
                                      A          [27.80]%                     [55.60]%
                                      M-1        [18.05]%                     [36.10]%
                                      M-2        [14.55]%                     [29.10]%
                                      M-3        [12.45]%                     [24.90]%
                                      M-4        [10.50]%                     [21.00]%
                                      M-5        [8.70]%                      [17.40]%
                                      M-6        [7.00]%                      [14.00]%
                                      M-7        [5.40]%                      [10.80]%
                                      M-8        [4.20]%                      [8.40]%
                                      M-9        [3.20]%                      [6.40]%

                                       (1) Includes the initial overcollateralization requirement as described herein.

                                      B.    Subordination

                                       Initial (% Orig)                         [3.20]%
                                       OC Target (% Orig)                       [3.20]%
                                       Stepdown OC Target (% Current)           [6.40]%
                                       OC Floor (% Orig)                        0.50%

                                    C. Excess Cashflow
 Credit Enhancement:
                                    For any Distribution  Date, the sum of (i) the excess of the available  distribution  amount over  the sum of (a) the  interest  distribution  amount  for the  certificates  and (b) the principal remittance amount, (ii) any  overcollateralization  reduction amount and (iii) any
                                    Net Swap Payments  received by the supplemental  interest trust under the swap agreement for that  Distribution  Date.  Excess Cash Flow may be used to protect the Class A  Certificates and  Class M  Certificates  against  realized  losses by making  an  additional  payment  of principal to cover the amount of the realized losses.

                                    D.  Swap Agreement

                                    Credit  enhancement for the Class A Certificates  and Class M Certificates  will include net payments made by the Swap Provider to the  Supplemental  Interest Trust Trustee  pursuant to the swap  agreement.  The swap  agreement  will  terminate  after the  Distribution  Date in
                                    December 2011.

Required
Overcollateralization
Amount:                             For any  Distribution  Date (i) prior to the Stepdown  Date, an amount equal to  [3.20]% of the  aggregate  stated  principal  balance of the
                                    Mortgage  Loans as of the Cut-off Date,  (ii) on or after the Stepdown
                                    Date  provided a Trigger  Event is not in effect,  the  greater of (x)
                                    [6.40]% of the then current  aggregate  outstanding  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date and (y) the  Overcollateralization  Floor or
                                    (iii) on or after the Stepdown  Date if a Trigger  Event is in effect,
                                    the  Required   Overcollateralization   Amount  for  the   immediately
                                    preceding   Distribution  Date.  The  Required   Overcollateralization
                                    Amount will be fully funded on the Closing Date.

Overcollateralization Floor:        An amount  equal to 0.50% of the  aggregate  principal  balance of the
                                    Mortgage Loans as of the Cut-Off Date.

Excess Overcollateralization
Amount:                             With  respect to any  Distribution  Date,  the excess,  if any, of the
                                    Overcollateralization  Amount  on  that  Distribution  Date  over  the
                                    Required Overcollateralization Amount on that Distribution Date.

Overcollateralization
Amount:                             With respect to any Distribution  Date, the excess, if any, of (a) the aggregate  stated  principal  balance of the Mortgage  Loans as of the first day of the month preceding that Distribution  Date, over (b) the aggregate  certificate  principal  balance of the Class A Certificates and Class M Certificates  before taking into account  distributions of principal to be made on that Distribution Date.

Overcollateralization
Increase Amount:                    With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the
                                    Required Overcollateralization Amount for that Distribution Date over
                                    (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization
Reduction Amount:                   With   respect  to  any   Distribution   Date  for  which  the  Excess
                                    Overcollateralization  Amount  is,  or would  be,  after  taking  into account all other  distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of
                                    (i) the  Excess  Overcollateralization  Amount  for that  Distribution
                                    Date, and (ii) the Principal  Remittance  Amount for that Distribution
                                    Date.

Stepdown Date:                      The  earlier  to  occur  of  (i)  the  Distribution  Date  immediately succeeding the  Distribution  Date on which the aggregate  certificate principal  balance  of the Class A  Certificates  has been  reduced to zero or (ii)  the  later  to  occur  of (x) the  Distribution  Date in
                                    January 2010 and (y) the first  Distribution  Date on which the Senior
                                    Enhancement Percentage is greater than or equal to [55.60]%.

Senior Enhancement
Percentage:                         On any Distribution  Date, the Senior  Enhancement  Percentage will be equal  to a  fraction,  the  numerator  of which is the sum of (x) the aggregate  certificate  principal  balance of the Class M Certificates
                                    immediately   prior   to   that   Distribution   Date   and   (y)  the
                                    Overcollateralization  Amount  immediately  prior to that Distribution
                                    Date, and the denominator of which is the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date.

Trigger Event:                                       A  Trigger  Event is in  effect  on any  Distribution
                                    Date on or  after  the  Stepdown  Date if  either  (i) the  Sixty-Plus
                                    Delinquency  Percentage  equals  or  exceeds  [28.80]%  of the  Senior
                                    Enhancement  Percentage for that Distribution Date or (ii) on or after the Distribution  Date in January 2009 the cumulative  realized losses on  the  Mortgage  Loans  as a  percentage  of the  initial  aggregate principal  balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

                                         Distribution Dates

                                                25 - 36                 [1.60]% in the first month plus an additional
                                                                        1/12th of [2.00]% for each month thereafter

                                                                        [3.60]% for the first month, plus an additional
                                                37 - 48                 1/12th of [2.10]% for every subsequent month;

                                                                        [5.70]% for the first month, plus an additional
                                                49 - 60                 1/12th of [1.70]% for every subsequent month;

                                                                        [7.40]% for the first, plus an additional 1/12th of
                                                 61-72                  [0.95]% for every subsequent month;

                                                                        [8.35]% for the first, plus an additional 1/12th of
                                                73 - 84                 [0.10]% for every subsequent month; and

                                           85 and thereafter            [8.45]%

Sixty-Plus Delinquency
Percentage:                         With respect to any  Distribution  Date on or after the Stepdown Date, the  arithmetic  average,  for each of the  three  Distribution  Dates ending with such  Distribution  Date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent in payment of
                                    principal  and  interest  for  that   Distribution   Date,   including
                                    mortgaged loans in foreclosure and REO, over (y) the aggregate  stated
                                    principal balance of all of the Mortgage Loans  immediately  preceding that Distribution Date.

Interest Payments:                  On  each  Distribution  Date  holders  of  the  certificates  will  be entitled to receive the interest that has accrued on the  certificates at the related  pass-through  rate during the related  Accrual Period, and any interest due on a prior Distribution Date that was not paid.

Accrual Period:                     The Offered  Certificates will be entitled to interest  accrued,  with respect to any  Distribution  Date,  from and  including the preceding
                                    Distribution  Date (or from and including the Closing Date in the case of the first  Distribution Date) to and including the day prior to the then-current Distribution Date calculated on an actual/360-day basis.

Net Mortgage Rate:                  With  respect  to any  Mortgage  Loan,  the per  annum  mortgage  rate thereon minus the per annum rates at which the master  servicing  fee, subservicing fee and credit risk manager fee are paid.

Net WAC Cap Rate:                   With  respect to any  Distribution  Date, a per annum rate (which will not be less than zero)  equal to (i) the  product of (a) the  weighted average of the Net Mortgage  Rates of the Mortgage Loans using the Net
                                    Mortgage  Rates  in  effect  for the  scheduled  payments  due on such
                                    Mortgage  Loans  during the  related due  period,  and (b) a  fraction expressed  as a  percentage,  the  numerator  of  which  is 30 and the denominator  of  which is the  actual  number  of days in the  related
                                    Accrual Period,  minus (ii) the product of (a) a fraction expressed as a  percentage  the  numerator  of which is the  amount of any Net Swap
                                    Payments or Swap  Termination  Payment  owed to the Swap  Provider not resulting from a Swap Provider  Trigger Event as of such  Distribution
                                    Date and the  denominator of which is the aggregate  stated  principal balance of the Mortgage Loans as of such Distribution  Date, and (b) a fraction expressed as a percentage,  the numerator of which is 360 and the  denominator  of which is the actual number of days in the related
                                    Accrual Period.

Basis Risk Shortfall:               With  respect  to any  class  of  Class  A  Certificates  and  Class M
                                    Certificates and any  Distribution  Date on which the Net WAC Cap Rate is  used  to  determine  the  pass-through  rate  for  that  class  of
                                    certificates,   an  amount   equal  to  the  excess  of  (i)   accrued
                                    certificate  interest for that class calculated at a rate equal to the lesser  of (a)  One-Month  LIBOR  plus  the  related  Margin  and  (b)
                                    [14.00]% per annum,  over (ii) accrued  certificate  interest for that class  calculated  using the Net WAC Cap Rate;  plus any unpaid  Basis
                                    Risk Shortfall from prior  Distribution  Dates,  plus interest thereon to the extent not  previously  paid from Excess  Cash Flow,  at a rate equal to the related pass-through rate for such Distribution Date.

Prepayment Interest
Shortfall:                          With respect to any  Distribution  Date, the aggregate  shortfall,  if any, in collections of interest  resulting from mortgagor  prepayments on the  Mortgage  Loans during the  preceding  calendar  month.  These shortfalls  will result  because  interest on  prepayments  in full is distributed  only to the date of  prepayment,  and because no interest is distributed  on  prepayments in part, as these  prepayments in part are  applied  to  reduce  the  outstanding  principal  balance  of the
                                    Mortgage  Loans as of the due date  immediately  preceding the date of prepayment.  No assurance  can be given that the amounts  available to cover  Prepayment  Interest  Shortfalls  will be sufficient  therefor.
                                    Any  Prepayment  Interest  Shortfalls  not covered by Eligible  Master
                                    Servicing  Compensation  or Excess Cash Flow and  allocated to a class of offered  certificates  will accrue  interest at the then applicable pass-through rate on that class of offered certificates.

Relief Act Shortfalls:              With  respect to any  Distribution  Date,  the  shortfall,  if any, in collections  of  interest  resulting  from  the  Servicemembers  Civil
                                    Relief  Act  or  similar   legislation  or   regulation.   Relief  Act
                                    Shortfalls  will  be  covered  by  available  Excess  Cashflow  in the
                                    current   period   only   as   described   under   "Excess    Cashflow
                                    Distributions."  Any Relief Act  Shortfalls  allocated  to the Offered
                                    Certificates  for the  current  period not covered by Excess Cash Flow will remain  unpaid.  Relief Act  Shortfalls  will be  allocated  on a pro rata basis among the certificates.

Allocation of Losses:               Realized losses on the mortgage loans will be allocated as follows:

                                            (i)      to Excess Cashflow;
                                            (ii)     by a reduction  in the  Overcollateralization  Amount
                                                     until reduced to zero;
                                            (iii)    to the Class M-9  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (iv)     to the Class M-8  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (v)      to the Class M-7  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (vi)     to the Class M-6  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (vii)    to the Class M-5  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (viii)   to the Class M-4  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (ix)     to the Class M-3  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (x)      to the Class M-2  Certificates  until the certificate
                                                     principal balance thereof has been reduced to zero;
                                            (xi)     to the Class M-1  Certificates  until the certificate
                                                     principal  balance  thereof has been reduced to zero;
                                                     and
                                            (xii)    to the  Class A  Certificates,  on a pro  rata  basis
                                                     based  on  their  respective   Certificate  Principal
                                                     Balances,  until the certificate  principal  balances
                                                     thereof have been reduced to zero.

Step-up Coupon:                     If the 10% Clean-Up Call is not exercised,  the  pass-through  margins will be increased on the second  Distribution Date following the first possible  Clean-Up  Call Date by (i) the lesser of (a) 50 basis points and (b) the initial  pass-through  margin with  respect to the Class A
                                    Certificates  and (ii) the lesser of (x) 50 basis  points and (y) half
                                    the  initial   pass-through   margin  with  respect  to  the  Class  M
                                    Certificates.

Principal Payments:                 The Class A Principal  Distribution  Amount, with respect to the Class
                                    A Certificates, will be  distributed to the Class  A-1,  Class A-2 and
                                    Class A-3  Certificates, equentially,  in  that  order,  in each case, until their respective Certificate Principal Balance has been reduced to zero.

                                    The  Class  M  Certificates   will  be  subordinate  to  the  Class  A
                                    Certificates,  and will not receive any principal payments until on or after the Stepdown  Date, or if a Trigger  Event is in effect,  unless
                                    the   aggregate   certificate   principal   balance  of  the  Class  A
                                    Certificates has been reduced to zero.

                                    On or  after  the  Stepdown  Date  and if a  Trigger  Event  is not in
                                    effect,  or if the  aggregate  certificate  principal  balance  of the
                                    Class  A  Certificates   has  been  reduced  to  zero,  the  remaining
                                    Principal  Distribution  Amount will be  distributed  in the following order of  priority:  to the  Class  M-1  Certificates,  the  Class M-1
                                    Principal  Distribution  Amount,  to the Class M-2  Certificates,  the
                                    Class   M-2   Principal   Distribution   Amount,   to  the  Class  M-3
                                    Certificates,  the Class M-3  Principal  Distribution  Amount,  to the
                                    Class M-4 Certificates,  the Class M-4 Principal  Distribution Amount,
                                    to the Class M-5  Certificates,  the Class M-5 Principal  Distribution
                                    Amount,  to the  Class  M-6  Certificates,  the  Class  M-6  Principal
                                    Distribution  Amount,  to the  Class M-7  Certificates,  the Class M-7
                                    Principal  Distribution  Amount,  to the Class M-8  Certificates,  the
                                    Class  M-8  Principal   Distribution  Amount  and  to  the  Class  M-9
                                    Certificates,  the Class M-9 Principal  Distribution  Amount,  in each case until the certificate  principal balance thereof has been reduced to zero.

Principal Distribution
Amount:                             For any  Distribution  Date,  the lesser of (a) the  excess of (x) the available  distribution amount, plus with respect to clauses (iii) and
                                    (iv)  below,  amounts  received  by the  Supplemental  Interest  Trust
                                    Trustee under the swap agreement,  over (y) the interest  distribution amount and (b) the sum of the following amounts:

                                    (i)     the Principal Remittance Amount for the Mortgage Loans;

                                    (ii)    the   lesser   of    (a) subsequent    recoveries   for   that
                                            Distribution   Date  and  (b) the  principal  portion  of  any
                                            realized   losses   allocated   to  any   class   of  Class  A
                                            Certificates   and   Class   M   Certificates   on   a   prior
                                            Distribution Date and remaining unpaid;

                                    (iii)   the lesser of (a) the  Excess Cash Flow for that  Distribution
                                            Date,  to the  extent  not used in clause  (ii)  above on such
                                            Distribution  Date,  and  (b) the  principal  portion  of  any realized  losses  incurred,  or deemed to have been  incurred, on any Mortgage  Loans in the calendar  month  preceding  that
                                            Distribution  Date to the extent  covered by Excess  Cash Flow for that Distribution Date; and

                                    (iv)    the lesser of (a) the  Excess Cash Flow for that  Distribution
                                            Date,  to the  extent  not used  pursuant  to clause  (ii) and clause  (iii)  above on such  Distribution  Date,  and (b) the amount of any  Overcollateralization  Increase Amount for that
                                            Distribution Date;

                                    minus

                                    (v)     the amount of any  Overcollateralization  Reduction Amount for that Distribution Date; and

                                    (vi)    certain    other    amounts    with   respect   to   servicing
                                            modifications  as set  forth  in  the  pooling  and  servicing agreement.

                                    In  no  event   will  the   Principal   Distribution   Amount  on  any
                                    Distribution  Date be less than zero or greater  than the  outstanding aggregate  certificate balance of the Class A Certificates and Class M
                                    Certificates.

Principal Remittance
Amount:                             For any Distribution Date, the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly  payments on the Mortgage
                                    Loans  received  or advanced  with  respect to the related due period;
                                    (ii) the  principal  portion of all proceeds of the  repurchase of the
                                    Mortgage Loans or, in the case of substitution,  amounts  representing a principal  adjustment  as  required  in the  pooling  and  servicing
                                    agreement   during  the  preceding   calendar  month;  and  (iii)  the
                                    principal  portion  of all other  unscheduled  collections  other than subsequent  recoveries  received on the related  Mortgage Loans during the preceding calendar month including,  without limitation,  full and partial principal  prepayments made by the respective  mortgagors,  to the extent not distributed in the month.

Class A Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the  Principal   Distribution  Amount  for  that  Distribution
                                            Date, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            Principal  Distribution  Amount  for that  Distribution  Date;
                                            and  (ii)  the  excess  of  (a)  the   aggregate   certificate
                                            principal  balance  of the  Class A  Certificates  immediately prior to that  Distribution  Date  over (b) the  lesser of (x)
                                            the  product  of (1)  [44.40]%  and (2) the  aggregate  stated
                                            principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date  and
                                            (y) the  aggregate  stated  principal  balance of the Mortgage
                                            Loans  after  giving  effect  to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-1 Principal
Distribution Amount:                With respect to any Distribution Date:

                                     (i)     prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,
                                             the  remaining   Principal   Distribution   Amount  for  that
                                             Distribution   Date  after   distribution   of  the  Class  A
                                             Principal Distribution Amount, or

                                     (ii)    on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the lesser of: (i) the
                                             remaining    Principal    Distribution    Amount   for   that
                                             Distribution   Date  after   distribution   of  the  Class  A
                                             Principal  Distribution  Amount;  and (ii) the  excess of (a)
                                             the sum of (1) the aggregate  certificate  principal  balance of the Class A  Certificates  (after  taking into account the payment of the Class A  Principal  Distribution  Amount)  and
                                             (2)  the  certificate  principal  balance  of the  Class  M-1
                                             Certificates  immediately  prior  to that  Distribution  Date over (b) the lesser of (x) the  product of (1)  [63.90]%  and
                                             (2) the aggregate  stated  principal  balance of the Mortgage
                                             Loans  after  giving  effect to  distributions  to be made on
                                             that   Distribution   Date  and  (y)  the  aggregate   stated
                                             principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-2 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount  and  Class  M-1   Principal
                                            Distribution Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount  and  Class  M-1   Principal
                                            Distribution  Amount;  and (ii) the  excess  of (a) the sum of
                                            (1) the aggregate  certificate  principal balance of the Class
                                            A Certificates and Class M-1  Certificates  (after taking into account  the  payment  of the Class A  Principal  Distribution
                                            Amount and Class M-1  Principal  Distribution  Amount for that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-2  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) [70.90]% and (2) the aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date  and (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

Class M-3 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal    Distribution    Amount,   Class   M-1   Principal
                                            Distribution  Amount,  and  Class M-2  Principal  Distribution
                                            Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount,  the  Class  M-1  Principal
                                            Distribution  Amount and the Class M-2 Principal  Distribution
                                            Amount;  and  (ii)  the  excess  of (a)  the  sum  of (1)  the aggregate  certificate  principal  balance  of  the  Class  A,
                                            Class  M-1 and  Class  M-2  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the Class M-1 Principal  Distribution  Amount and the
                                            Class   M-2   Principal    Distribution    Amount   for   that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-3  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) [75.10]% and (2) the aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date  and (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

Class M-4 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal    Distribution    Amount,   Class   M-1   Principal
                                            Distribution Amount,  Class M-2 Principal  Distribution Amount
                                            and Class M-3 Principal Distribution Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount,  the  Class  M-1  Principal
                                            Distribution  Amount,  the  Class M-2  Principal  Distribution
                                            Amount and the Class M-3 Principal  Distribution  Amount;  and
                                            (ii)  the  excess  of  (a)  the  sum  of  (1)  the   aggregate
                                            certificate  principal  balance  of the  Class A,  Class  M-1,
                                            Class  M-2 and  Class  M-3  Certificates  (after  taking  into account  the  payment  of the Class A  Principal  Distribution
                                            Amount,  the  Class M-1  Principal  Distribution  Amount,  the
                                            Class  M-2  Principal  Distribution  Amount  and the Class M-3
                                            Principal  Distribution  Amount  for that  Distribution  Date)
                                            and (2) the  certificate  principal  balance  of the Class M-4
                                            Certificates  immediately  prior  to  that  Distribution  Date over (b) the  lesser of (x) the  product of (1)  [79.00]%  and
                                            (2) the  aggregate  stated  principal  balance of the Mortgage
                                            Loans  after  giving  effect  to  distributions  to be made on
                                            that   Distribution   Date  and  (y)  the   aggregate   stated
                                            principal  balance of the Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-5 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal    Distribution    Amount,   Class   M-1   Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3  Principal  Distribution  Amount  and Class
                                            M-4 Principal Distribution Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount,  the  Class  M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class  M-3  Principal  Distribution  Amount  and  the
                                            Class M-4 Principal  Distribution  Amount; and (ii) the excess of (a)  the  sum of (1) the  aggregate  certificate  principal balance of the Class A, Class  M-1,  Class M-2,  Class M-3 and
                                            Class  M-4   Certificates   (after  taking  into  account  the
                                            payment  of the Class A  Principal  Distribution  Amount,  the
                                            Class M-1 Principal  Distribution  Amount, Class M-2 Principal
                                            Distribution Amount,  Class M-3 Principal  Distribution Amount
                                            and the  Class  M-4  Principal  Distribution  Amount  for that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-5  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) [82.60]% and (2) the aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date  and (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

Class M-6 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal    Distribution    Amount,   Class   M-1   Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal   Distribution   Amount  and  Class  M-5   Principal
                                            Distribution Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount,  the  Class  M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  the Class
                                            M-4   Principal   Distribution   Amount   and  the  Class  M-5
                                            Principal  Distribution  Amount;  and (ii) the  excess  of (a)
                                            the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class M-1,  Class  M-2,  Class M-3,  Class M-4
                                            and Class M-5  Certificates  (after  taking  into  account the payment  of the Class A  Principal  Distribution  Amount,  the
                                            Class M-1 Principal  Distribution  Amount, Class M-2 Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  Class  M-4  Principal  Distribution  Amount  and  the
                                            Class   M-5   Principal    Distribution    Amount   for   that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-6  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) [86.00]% and (2) the aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date  and (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

Class M-7 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal    Distribution    Amount,   Class   M-1   Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal    Distribution    Amount,   Class   M-5   Principal
                                            Distribution  Amount  and  Class  M-6  Principal  Distribution
                                            Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount,  the  Class  M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  the Class
                                            M-4  Principal  Distribution  Amount,  the Class M-5 Principal
                                            Distribution  Amount and the Class M-6 Principal  Distribution
                                            Amount;  and  (ii)  the  excess  of (a)  the  sum  of (1)  the aggregate  certificate  principal  balance  of  the  Class  A,
                                            Class M-1,  Class M-2,  Class  M-3,  Class M-4,  Class M-5 and
                                            Class  M-6   Certificates   (after  taking  into  account  the
                                            payment  of the Class A  Principal  Distribution  Amount,  the
                                            Class M-1 Principal  Distribution  Amount, Class M-2 Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  Class M-4 Principal  Distribution  Amount,  the Class
                                            M-5   Principal   Distribution   Amount   and  the  Class  M-6
                                            Principal  Distribution  Amount  for that  Distribution  Date)
                                            and (2) the  certificate  principal  balance  of the Class M-7
                                            Certificates  immediately  prior  to  that  Distribution  Date over (b) the  lesser of (x) the  product of (1)  [89.20]%  and
                                            (2) the  aggregate  stated  principal  balance of the Mortgage
                                            Loans  after  giving  effect  to  distributions  to be made on
                                            that   Distribution   Date  and  (y)  the   aggregate   stated
                                            principal  balance of the Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-8 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal    Distribution    Amount,   Class   M-1   Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal    Distribution    Amount,   Class   M-5   Principal
                                            Distribution Amount,  Class M-6 Principal  Distribution Amount
                                            and Class M-7 Principal Distribution Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount,  the  Class  M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  the Class
                                            M-4  Principal  Distribution  Amount,  the Class M-5 Principal
                                            Distribution  Amount,  the  Class M-6  Principal  Distribution
                                            Amount and Class M-7 Principal  Distribution  Amount; and (ii)
                                            the excess of (a) the sum of (1) the aggregate

                                            certificate  principal  balance  of the  Class A,  Class  M-1,
                                            Class M-2,  Class M-3,  Class  M-4,  Class M-5,  Class M-6 and
                                            Class  M-7   Certificates   (after  taking  into  account  the
                                            payment  of the Class A  Principal  Distribution  Amount,  the
                                            Class M-1 Principal  Distribution  Amount, Class M-2 Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  Class M-4 Principal  Distribution  Amount,  the Class
                                            M-5  Principal   Distribution   Amount,  Class  M-6  Principal
                                            Distribution  Amount and the Class M-7 Principal  Distribution
                                            Amount  for that  Distribution  Date) and (2) the  certificate principal  balance of the Class M-8  Certificates  immediately prior to that  Distribution  Date  over (b) the  lesser of (x)
                                            the  product  of (1)  [91.60]%  and (2) the  aggregate  stated
                                            principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date  and
                                            (y) the  aggregate  stated  principal  balance of the Mortgage
                                            Loans  after  giving  effect  to  distributions  to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-9 Principal
Distribution Amount:                With respect to any Distribution Date:

                                    (i)     prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,
                                            the   remaining   Principal   Distribution   Amount  for  that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal    Distribution    Amount,   Class   M-1   Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                                            Principal    Distribution    Amount,   Class   M-5   Principal
                                            Distribution   Amount,   Class  M-6   Principal   Distribution
                                            Amount,  Class M-7  Principal  Distribution  Amount  and Class
                                            M-8 Principal Distribution Amount, or

                                    (ii)    on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of: (i) the
                                            remaining    Principal    Distribution    Amount    for   that
                                            Distribution   Date   after   distribution   of  the  Class  A
                                            Principal   Distribution   Amount,  the  Class  M-1  Principal
                                            Distribution   Amount,   Class  M-2   Principal   Distribution
                                            Amount,  Class M-3 Principal  Distribution  Amount,  the Class
                                            M-4  Principal  Distribution  Amount,  the Class M-5 Principal
                                            Distribution  Amount,  the  Class M-6  Principal  Distribution
                                            Amount,  Class M-7  Principal  Distribution  Amount  and Class
                                            M-8  Principal  Distribution  Amount;  and (ii) the  excess of
                                            (a)  the  sum  of  (1)  the  aggregate  certificate  principal balance  of the Class A,  Class  M-1,  Class  M-2,  Class M-3,
                                            Class  M-4,  Class  M-5,  Class  M-6,  Class M-7 and Class M-8
                                            Certificates  (after  taking  into  account the payment of the
                                            Class  A  Principal   Distribution   Amount,   the  Class  M-1
                                            Principal    Distribution    Amount,   Class   M-2   Principal
                                            Distribution   Amount,   Class  M-3   Principal   Distribution
                                            Amount,  Class M-4 Principal  Distribution  Amount,  the Class
                                            M-5  Principal   Distribution   Amount,  Class  M-6  Principal
                                            Distribution Amount,  Class M-7 Principal  Distribution Amount
                                            and the  Class  M-8  Principal  Distribution  Amount  for that
                                            Distribution  Date) and (2) the certificate  principal balance of the  Class  M-9  Certificates  immediately  prior  to  that
                                            Distribution  Date over (b) the  lesser of (x) the  product of
                                            (1) [93.60]% and (2) the aggregate  stated  principal  balance of the  Mortgage  Loans after giving  effect to  distributions to be made on that  Distribution  Date  and (y) the  aggregate stated  principal  balance of the Mortgage  Loans after giving effect  to  distributions  to be  made  on  that  Distribution
                                            Date, less the Overcollateralization Floor.

Interest Distributions:             On  each  Distribution   Date,   accrued  and  unpaid  interest  (less
                                    prepayment  interest  shortfalls not covered by compensating  interest and  Relief  Act  Shortfalls)  will be paid to the  holders of Class A
                                    Certificates  and Class M Certificates  to the extent of the available distribution  amount  (after  payment  of the  master  servicing  fee, sub-servicing  fee,  credit risk manager fee and any Net Swap Payments owed to the Swap  Provider or Swap  Termination  Payments not due to a
                                    Swap  Provider  Trigger  Event  owed  to  the  Swap  Provider)  in the following order of priority:

                                            (i)      To the Class A Certificates, pro rata;

                                            (ii)     To the Class M-1 Certificates;

                                            (iii)    To the Class M-2 Certificates;

                                            (iv)     To the Class M-3 Certificates;

                                            (v)      To the Class M-4 Certificates;

                                            (vi)     To the Class M-5 Certificates;

                                            (vii)    To the Class M-6 Certificates;

                                            (viii)   To the Class M-7 Certificates;

                                            (ix)     To the Class M-8 Certificates; and

                                            (x)      To the Class M-9 Certificates.
Excess Cashflow
Distributions:                      On each  Distribution  Date,  the Excess  Cashflow will be distributed among the Certificates in the following order of priority:

                                            (i)      As part of the Principal  Distribution  Amount to pay
                                                     to holders  of the class or  classes of  certificates
                                                     then entitled to receive  distributions in respect of
                                                     principal   (as  described   above),   the  principal
                                                     portion of realized  losses  previously  allocated to
                                                     reduce  the  certificate  principal  balance  of  any
                                                     Class A  Certificates  and Class M  Certificates  and
                                                     remaining  unreimbursed,  but only to the  extent  of
                                                     subsequent recoveries;

                                            (ii)     As part of the Principal  Distribution Amount, to pay
                                                     to the holders of the Class A Certificates  and Class
                                                     M  Certificates  in  reduction  of their  certificate
                                                     principal   balances,   the   principal   portion  of
                                                     realized  losses  incurred on the Mortgage  Loans for
                                                     the preceding calendar month;

                                            (iii)    As part of the Principal  Distribution  Amount to pay
                                                     any  Overcollateralization  Increase  Amount  to  the
                                                     class or classes of  certificates  then  entitled  to
                                                     receive distributions in respect of principal;

                                            (iv)     To pay the  holders of the Class A  Certificates  and
                                                     Class M Certificates,  pro rata,  based on Prepayment
                                                     Interest Shortfalls  allocated thereto, the amount of
                                                     any Prepayment Interest Shortfalls  allocated thereto
                                                     for  that  Distribution   Date,  to  the  extent  not
                                                     covered by Eligible Master Servicing  Compensation on
                                                     that Distribution Date;

                                            (v)      To pay the  holders of the Class A  Certificates  and
                                                     Class M  Certificates,  pro  rata,  based  on  unpaid
                                                     Prepayment Interest Shortfalls  previously  allocated
                                                     thereto,    any   Prepayment    Interest   Shortfalls
                                                     remaining  unpaid  from  prior   Distribution   Dates
                                                     together with interest thereon;

                                            (vi)     To the  holders  of the  Class  A  Certificates,  pro
                                                     rata,   then   to  the   holders   of  the   Class  M
                                                     Certificates,  in order of  priority,  any Basis Risk
                                                     Shortfalls  allocated  thereto that remains unpaid as
                                                     of the Distribution Date;

                                            (vii)    To pay the  holders of the Class A  Certificates  and
                                                     Class M Certificates,  pro rata,  based on Relief Act
                                                     Shortfalls  allocated  thereto  on that  Distribution
                                                     Date,   the  amount  of  any  Relief  Act  Shortfalls
                                                     occurring in the current Accrual Period;

                                            (viii)   To pay the holders of the Class A  Certificates,  pro
                                                     rata,   then   to  the   holders   of  the   Class  M
                                                     Certificates,  in order of  priority,  the  principal
                                                     portion of any realized losses  previously  allocated
                                                     thereto that remain unreimbursed;

                                            (ix)     to  the  Swap  Provider,   the  amount  of  any  Swap
                                                     Termination  Payment  resulting  from a Swap Provider
                                                     Trigger Event not previously paid; and

                                            (x)      To pay the  holders of the  non-offered  Certificates
                                                     any balance  remaining in  accordance  with the terms
                                                     of the pooling and servicing agreement.

                                               Swap Agreement

On the Closing Date,  the  Supplemental  Interest  Trust Trustee will enter into a Swap Agreement with the
Swap  Provider as  described  in the  prospectus  supplement.  Under the swap  agreement  and on each Swap
Payment  Date,  (i) the  supplemental  interest  trust will be  obligated  to pay to the Swap  Provider an amount equal to  approximately  [5.15]% per annum (30/360  accrual) of the notional amount for the related period and (ii) the  supplemental  interest  trust will be entitled to receive  from the Swap  Provider an amount equal to the product of (a) One-Month LIBOR (as determined  under the swap  agreement)  (actual/360 accrual) and (b) the  notional  amount for the related  period,  until the swap  agreement is  terminated.
Only the net amount of the two  obligations  will be paid by the  appropriate  party ("Net Swap Payment").
The "Swap Payment Date" with respect to each distribution  date is the business day immediately  preceding the 25th day of the related month, beginning in January 2007, to and including the termination date.

Funds on deposit in the Swap Account,  to the extent such amounts  constitute Net Swap Payments payable to the  Swap  Provider,  will  be  distributed  from  any  available  funds  prior  to  distributions  on the
Certificates  on each  related  Swap  Payment  Date to cover,  first,  Net Swap  Payments  due to the Swap
Provider and,  second,  any Swap Termination  Payment not due to a Swap Provider  Trigger Event.  Funds on
deposit in the Swap  Account,  to the extent such  amounts  constitute  Net Swap  Payments  payable to the supplemental  interest trust are distributed to the Class A Certificates and Class M Certificates  through
Excess Cash Flow  Distribution  (as  described  above).  For each Swap  Payment  Date,  the Swap  Notional
Amount will be  calculated  as described  below.  The swap  agreement  and any  payments  made by the Swap
Provider  thereunder  will be  assets  of the  supplemental  interest  trust but will not be assets of any
REMIC.

Upon early  termination of the swap agreement,  the  supplemental  interest trust or the Swap Provider may be  liable  to  make  a  termination  payment  (the  "Swap  Termination  Payment")  to the  other  party
(regardless  of which party  caused the  termination).  The Swap  Termination  Payment will be computed in accordance  with the  procedures  set  forth in the swap  agreement.  In the event  that the  Supplemental
Interest  Trust  Trustee,  on  behalf of the  supplemental  interest  trust,  is  required  to make a Swap
Termination  Payment,  that payment will be paid on the related swap payment date,  and on any  subsequent swap  payment  date until paid in full,  and, if such Swap  Termination  Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the swap  agreement),  such payment will be made prior to distributions to Certificateholders.

The swap  agreement  Lower  Bound and Upper  Bound  amounts  are shown on page  [21].  The swap  agreement notional amount is determined for each Swap Payment Date as follows:

         (1)      if the  aggregate  certificate  principal  balance of the Offered  Certificates  for the immediately  preceding  Distribution  Date,  after  giving  effect to  payments  on such
                  Distribution  Date  (or as of the  Closing  Date for the  first  Swap  Payment  Date) is greater than the Lower Bound and less than the Upper Bound, the swap agreement  notional amount  will  be  equal  to  the  aggregate  Class  Principal  Balance  of  the  Offered
                  Certificates  for the immediately  preceding  Distribution  Date, after giving effect to payments  on such  Distribution  Date  (or as of the  Closing  Date for the  first  Swap
                  Payment Date);

         (2)      if the  aggregate  certificate  principal  balance of the Offered  Certificates  for the immediately  preceding  Distribution  Date,  after  giving  effect to  payments  on such
                  Distribution  Date (or as of the Closing Date for the first Swap  Payment  Date) is less than or equal to the Lower Bound,  the swap agreement  notional  amount will be equal to the applicable Lower Bound for such Swap Payment Date;

         (3)      if the  aggregate  certificate  principal  balance of the Offered  Certificates  for the immediately  preceding  Distribution  Date,  after  giving  effect to  payments  on such
                  Distribution  Date  (or as of the  Closing  Date for the  first  Swap  Payment  Date) is greater than or equal to the Upper Bound,  the swap  agreement  notional  amount will be equal to the applicable Upper Bound for such Swap Payment Date.

-------------------------------------------------------------------------------------------------------------------------------------------------
                                                     Swap Agreement Lower and Upper Bounds
-------------------------------------------------------------------------------------------------------------------------------------------------
  Period      Distribution Date       Lower Bound       Upper Bound            Period    Distribution Date     Lower Bound        Upper Bound
------------ --------------------- ------------------ -----------------      ----------- ------------------- ----------------- ------------------
     1            25-Jan-07        585,370,000        585,370,000                31          25-Jul-09       129,473,826       278,409,964

     2            25-Feb-07        576,302,000        580,927,331                32          25-Aug-09       122,758,732       268,859,319

     3            25-Mar-07        565,728,901        575,794,950                33          25-Sep-09       115,625,125       257,296,394

     4            25-Apr-07        553,681,785        569,982,111                34          25-Oct-09       107,774,885       242,162,055

     5            25-May-07        540,203,697        563,500,618                35          25-Nov-09       85,279,466        181,760,804

     6            25-Jun-07        525,349,620        556,364,713                36          25-Dec-09       79,241,057        167,454,761

     7            25-Jul-07        509,186,575        548,591,213                37          25-Jan-10       74,977,441        158,061,629

     8            25-Aug-07        491,793,323        540,199,363                38          25-Feb-10       71,772,116        151,638,565

     9            25-Sep-07        473,276,595        531,215,907                39          25-Mar-10       68,713,219        145,529,702

    10            25-Oct-07        453,865,097        521,665,666                40          25-Apr-10       65,793,670        139,845,296

    11            25-Nov-07        433,751,475        511,575,714                41          25-May-10       63,006,594        134,530,310

    12            25-Dec-07        414,388,717        500,975,262                42          25-Jun-10       60,345,929        130,669,406

    13            25-Jan-08        395,852,417        489,895,563                43          25-Jul-10       57,805,110        127,005,670

    14            25-Feb-08        378,160,644        478,369,764                44          25-Aug-10       55,375,391        123,487,325

    15            25-Mar-08        361,229,924        466,352,689                45          25-Sep-10       52,136,569        115,981,980

    16            25-Apr-08        344,855,943        453,668,771                46          25-Oct-10       49,264,111        109,578,249

    17            25-May-08        329,485,121        441,051,217                47          25-Nov-10       39,144,422        69,716,598

    18            25-Jun-08        314,763,475        428,273,829                48          25-Dec-10       37,225,241        65,722,130

    19            25-Jul-08        300,586,183        415,882,645                49          25-Jan-11       35,511,793        62,392,149

    20            25-Aug-08        286,013,330        403,840,296                50          25-Feb-11       34,223,772        60,790,197

    21            25-Sep-08        271,380,288        392,098,862                51          25-Mar-11       32,982,920        59,231,455

    22            25-Oct-08        245,751,640        380,550,631                52          25-Apr-11       31,787,475        57,714,758

    23            25-Nov-08        222,082,832        369,209,657                53          25-May-11       30,635,742        56,238,971

    24            25-Dec-08        200,856,973        355,790,320                54          25-Jun-11       29,526,092        54,802,989

    25            25-Jan-09        182,637,288        342,635,078                55          25-Jul-11       28,456,961        53,405,740

    26            25-Feb-09        166,928,431        329,952,733                56          25-Aug-11       27,426,842        52,046,177

    27            25-Mar-09        157,995,628        317,868,021                57          25-Sep-11       26,404,141        50,522,656

    28            25-Apr-09        150,102,424        306,416,566                58          25-Oct-11       25,425,450        49,073,874

    29            25-May-09        142,860,322        295,558,311                59          25-Nov-11       24,092,406        45,059,894

    30            25-Jun-09        135,990,875        286,736,304                60          25-Dec-11       23,197,323        43,684,524
------------ --------------------- ------------------ -----------------      ----------- ------------------- ----------------- ------------------

                                                        Contact Information
____________________________________________________________________________________________________________________________________

                                                      Credit Suisse Contacts

Name:                                          Telephone:                     E-Mail:
Alex Huang                                     (212) 538-8526                 alex.huang@credit-suisse.com
Director

Peter Sack                                     (212) 325-7892                 peter.sack@credit-suisse.com
Director

John Herbert                                   (212) 325-2412                 john.herbert@credit-suisse.com
Director

Tim Kuo                                        (212) 538-3309                 tim.kuo@credit-suisse.com
Vice President

Victor Baev - Structuring                      (212) 325-5641                 victor.baev@credit-suisse.com

Regang Ou - Trading                            (212) 538-2398                 regang.ou@credit-suisse.com

Reginald Jones - Collateral                    (212) 325-8551                 reginald.jones@credit-suisse.com

-____________________________________________________________________________________________________________________________________

                                                      Rating Agency Contacts

Name:                                          Telephone:                      E-Mail:
Moody's
Arif Bekiroglu                                 (212) 553-7761                  arif.bekiroglu@moodys.com'

S&P
Allen Zimmerman                                (212) 438-4125                  allen_zimmerman@standardandpoors.com

Fitch
Laura Pokojni                                  (212) 908-0228                  laura.pokojni@fitchratings.com

Marc Lessner                                   (212) 908-0693                  marc.lessner@fitchratings.com

____________________________________________________________________________________________________________________________________

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool.  Credit Suisse
Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Free Writing Prospectus - Computational Materials Part II

$[585,370,000] (Approximate)

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ5

RAMP SERIES 2006-RZ5 TRUST
Issuing Entity

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

December 5, 2006

Disclaimer

The depositor has filed a registration  statement (File No.  333-131211)  (including a prospectus)  with the SEC for the offering to which this  communication  relates.  Before you invest,  you should read the  prospectus  in that  registration  statement and other documents  the issuer has filed with the SEC for more complete  information  about the issuer and this  offering.  You may get these documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the issuer,  any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not contain all  information  that is  required to be included in the base  prospectus  and the prospectus  supplement.  The  information  in this free writing  prospectus is  preliminary  and is subject to completion or change.
The information in this free writing  prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the  securities,  supersedes  information  contained  in any  prior  similar  materials  relating  to these  securities,  and may be superceded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.
This free writing  prospectus is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not permitted.  This free writing  prospectus is being  delivered to you solely to provide you with information  about the offering of the  securities  referred to in this free writing  prospectus and to solicit an offer to purchase the  securities,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted  and will not  constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the  relevant  class of  securities  has been priced and we have  confirmed  the  allocation  of securities  to be made to you; any  "indications  of interest"  expressed by you, and any "soft circles"  generated by us, will not create binding  contractual  obligations  for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not obligated to issue such  securities or any similar  security and our obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability of such securities  when, as and if issued by the issuer.  You are advised that the terms of the  securities,  and the  characteristics  of the mortgage loan pool backing  them,  may change (due, among other  things,  to the  possibility  that mortgage  loans that comprise the pool may become  delinquent or defaulted or may be removed  or  replaced  and that  similar  or  different  mortgage  loans may be added to the pool,  and that one or more  classes of securities may be split,  combined or  eliminated),  at any time prior to issuance or availability  of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing  prospectus.  Our obligation to sell such  securities  to you is  conditioned  on the  securities  and the  underlying  transaction  having  the  characteristics described in the preliminary  prospectus.  If for any reason we do not deliver such securities,  we will notify you, and neither the issuer  nor any  underwriter  will have any  obligation  to you to  deliver  all or any  portion  of the  securities  which you have committed to purchase,  and none of the issuer nor any underwriter will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Any  legends,  disclaimers  or other  notices  that may appear at the bottom of the email  communication  to which this free writing prospectus  is  attached  relating  to (1) these  materials  not  constituting  an offer (or a  solicitation  of an  offer),  (2) no representation  that  these  materials  are  accurate  or  complete  and may not be updated or (3) these  materials  possibly  being confidential  are not  applicable to these  materials and should be  disregarded.  Such legends,  disclaimers  or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

RAMP SERIES 2006-RZ5 TRUST
Mortgage Asset-Backed Pass-Through Certificates, Series 2006-RZ5
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities
(USA) LLC.

                                                     RAMP Series 2006-RZ5 Trust
                                           Mortgage Asset-Backed Pass-Through Certificates
                                                    $[585,370,000] (Approximate)

                                                        Subject to Revision
--------- --------------- --------------------- -------------- -------------- ------------------------ ---------------- -----------------
                                                                                  Principal/ Window                           Final
                                 Ratings                         WAL (yrs.)            (mos.)            Exp. Maturity     Scheduled
 Class    Amount ($)(1)    (S&P/Moody's/Fitch)     Bond Type   to Call/Mat(2)      to Call/Mat(2)         to Call (2)     Maturity (5)
--------- --------------- --------------------- -------------- -------------- ------------------------ ---------------- -----------------
  A-1      [255,000,000]       AAA/Aaa/AAA      Sr Fltr (3)(4)  1.00 / 1.00       1- 23 / 1 - 23       November 2008    June 2030
  A-2      [144,400,000]       AAA/Aaa/AAA         (3)(4)       3.00 / 3.00      23 - 73 / 23 - 73     January 2013     August 2036
  A-3       [37,200,000]       AAA/Aaa/AAA         (3)(4)       6.94 / 8.89     73 - 85 / 73 - 189     January 2014     August 2046
  M-1       [58,960,000]       NR/Aa1/AA+           (3)(4)      5.04 / 5.55     43 - 85 / 43 - 169     January 2014     August 2046
  M-2       [21,170,000]       NR/Aa2/AA            (3)(4)      4.88 / 5.37     41 - 85 / 41 - 154     January 2014     August 2046
  M-3       [12,700,000]       NR/Aa3/AA-           (3)(4)      4.85 / 5.32     40 - 85 / 40 - 147     January 2014     August 2046
  M-4       [11,800,000]        NR/A1/A+            (3)(4)      4.83 / 5.28     39 - 85 / 39 - 141     January 2014     August 2046
  M-5       [10,880,000]        NR/A2/A             (3)(4)      4.82 / 5.24     39 - 85 / 39 - 135     January 2014     August 2046
  M-6       [10,280,000]        NR/A3/A-            (3)(4)      4.80 / 5.19     38 - 85 / 38 - 128     January 2014     August 2046
  M-7       [9,680,000]       NR/Baa1/BBB+          (3)(4)      4.79 / 5.14     38 - 85 / 38 - 121     January 2014     August 2046
  M-8       [7,250,000]       NR/Baa2/BBB           (3)(4)      4.79 / 5.06     37 - 85 / 37 - 112     January 2014     August 2046
  M-9       [6,050,000]       NR/Baa3/BBB-          (3)(4)      4.77 / 4.96     37 - 85 / 37 - 103     January 2014     August 2046
 Total    [585,370,000]
--------- --------------- --------------------- -------------- -------------- ------------------------ ---------------- -----------------

         Notes:

     (1) The Class Size is subject to a permitted variance in the aggregate of plus or minus 15%.

     (2)   The Offered Certificates will be priced to the Clean-up Call Date at the Prepayment Pricing  Assumptions:  Fixed Rate
           Loans:  100% PPC (4.0% CPR in month 1,  building  by  approximately  1.90909%  each month to 25% CPR in month 12, and remaining  constant  at 25% CPR  thereafter);  Adjustable  Rate  Loans:  100% PPC (4.0% CPR in month 1,  building  by approximately 2.36364% each month to 30% CPR by month 12, and remaining constant at 30% CPR thereafter).

     (3)   If the 10%  Clean-Up  Call is not  exercised,  the margins for the Offered  Certificates  will be  increased,  on the second  Distribution  Date following the first possible  Clean-Up Call date, by (i) the lesser of (a) 50 basis points and (b) the  initial  pass-through  margin  with  respect to the Class A  Certificates  and (ii) the lesser of (x) 50 basis points and (y) half the initial  pass-through  margin with respect to the Class M  Certificates.  Each class is subject to the Net WAC Cap Rate.

     (4)   The  pass-through  rate for each class of  certificates  will equal the least of (a) One-Month LIBOR plus the related margin per annum,  (b) the Net WAC Cap Rate and (c) [14.00]% per annum.  The holders of the Class A Certificates  and
           Class M  Certificates  may  also  be  entitled  to  certain  Net  Swap  Payments  made by the  Swap  Provider  to the
           Supplemental Interest Trust Trustee pursuant to the Swap Agreement (as described herein).

     (5)   The Final Scheduled  Distribution  Date for the (i) Class A-1  Certificates and Class A-2 Certificates are calculated at 0% CPR and  assuming  that no  optional  termination  is  exercised  and (ii) Class A-3  Certificates  and Class M
           Certificates are in the month following the latest maturity date of any mortgage loan in the trust.

                                                        Net WAC Cap Schedule
         -------------------- ----------------- ------------------ ------------------ ------------------ -----------------
                Month           Net WAC Cap1    Effective Rate(2)        Month          Net WAC Cap1        Effective
                                                                                                             Rate(2)
                  1                7.20%             14.00%               43               10.24%             14.00%
                  2                8.13%             14.00%               44                9.90%             14.00%
                  3                8.84%             14.00%               45                9.91%             14.00%
                  4                8.14%             14.00%               46               10.24%             14.00%
                  5                8.41%             14.00%               47                9.90%             14.00%
                  6                8.13%             14.00%               48               10.23%             14.00%
                  7                8.41%             14.00%               49                9.90%             14.00%
                  8                8.13%             14.00%               50                9.89%             14.00%
                  9                8.13%             14.00%               51               10.89%             14.00%
                 10                8.40%             14.00%               52                9.89%             14.00%
                 11                8.13%             14.00%               53               10.21%             14.00%
                 12                8.40%             14.00%               54                9.88%             14.00%
                 13                8.13%             14.00%               55               10.20%             14.00%
                 14                8.13%             14.00%               56                9.87%             14.00%
                 15                8.69%             14.00%               57                9.87%             14.00%
                 16                8.13%             14.00%               58               10.19%             14.00%
                 17                8.40%             14.00%               59                9.87%             14.00%
                 18                8.13%             14.00%               60               10.19%             14.00%
                 19                8.40%             14.00%               61                9.86%             11.82%
                 20                8.13%             14.00%               62                9.86%             11.82%
                 21                8.17%             14.00%               63               10.53%             12.62%
                 22                9.29%             14.00%               64                9.85%             11.81%
                 23                8.99%             14.00%               65               10.17%             12.20%
                 24                9.28%             14.00%               66                9.84%             11.80%
                 25                8.98%             14.00%               67               10.17%             12.18%
                 26                8.98%             14.00%               68                9.83%             11.78%
                 27                9.79%             14.00%               69                9.83%             11.78%
                 28                8.99%             14.00%               70               10.15%             12.19%
                 29                9.29%             14.00%               71                9.82%             11.79%
                 30                8.99%             14.00%               72               10.15%             12.18%
                 31                9.28%             14.00%               73                9.82%             11.78%
                 32                8.98%             14.00%               74                9.81%             11.77%
                 33                9.45%             14.00%               75               10.86%             13.02%
                 34                10.08%            14.00%               76                9.80%             11.76%
                 35                9.78%             14.00%               77               10.13%             12.14%
                 36                10.10%            14.00%               78                9.80%             11.74%
                 37                9.77%             14.00%               79               10.12%             12.13%
                 38                9.77%             14.00%               80                9.79%             11.73%
                 39                10.80%            14.00%               81                9.79%             11.72%
                 40                9.92%             14.00%               82               10.11%             12.13%
                 41                10.24%            14.00%               83                9.78%             11.73%
                 42                9.91%             14.00%               84               10.10%             12.12%
         -------------------- ----------------- ------------------ ------------------ ------------------ -----------------

(1)    Assumes  1-month LIBOR remains  constant at 5.350%,  6-month  LIBOR  remains  constant at 5.330%,  1-year LIBOR remains constant at 5.210% and 1-year CMT remains constant at 4.940% and run at the Pricing Speed to call.

(2)    All indices  increase to 20.00%  beginning  in the first  period and run at the Pricing  Speed to call.  The  effective available funds cap rate (the  "Effective  Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest  Accrual Period for the  Certificates  and (ii) the weighted average Net Mortgage
       Rate of the mortgage  loans plus (B) the Net Swap Payments from the Swap Provider  pursuant to the Swap  Agreement,  if any,  divided by the  aggregate  balance of the  mortgage  loans  multiplied  by 360 divided by actual  number of days, subject to a 14.00% cap.

                                            Class A Sensitivity Table (To Call)(1)

    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                                      0% PPC       50% PPC      75% PPC       100% PPC     125% PPC      150% PPC
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-1
             WAL (years)                  15.91         1.82          1.28          1.00         0.83          0.72
            Mod Duration                  10.01         1.69          1.21          0.96         0.80          0.69
      Principal Window (month)          1 - 282       1 - 44        1 - 30        1 - 23       1 - 18        1 - 15
          Principal Months                  282           44            30            23           18            15
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-2
             WAL (years)                  26.54         6.55          4.38          3.00         2.07          1.71
            Mod Duration                  13.62         5.31          3.78          2.70         1.93          1.61
      Principal Window (month)        282 - 356     44 - 149       30 - 99       23 - 73      18 - 33       15 - 27
          Principal Months                   75          106            70            51           16            13
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-3
             WAL (years)                  29.76        13.99          9.40          6.94         3.53          2.40
            Mod Duration                  14.22         9.55          7.21          5.68         3.14          2.22
      Principal Window (month)        356 - 357    149 - 171      99 - 115       73 - 85      33 - 66       27 - 31
          Principal Months                    2           23            17            13           34             5
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.350%,  6-month  LIBOR  remains  constant at 5.330%,  1-year LIBOR remains constant at 5.210% and  1-year CMT remains constant at 4.940% and run at par at the Pricing Speed to call.

                                          Class A Sensitivity Table (To Maturity)(1)

    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                                      0% PPC       50% PPC      75% PPC       100% PPC     125% PPC      150% PPC
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-1
             WAL (years)                  15.91         1.82          1.28          1.00         0.83          0.72
            Mod Duration                  10.01         1.69          1.21          0.96         0.80          0.69
      Principal Window (month)          1 - 282       1 - 44        1 - 30        1 - 23       1 - 18        1 - 15
          Principal Months                  282           44            30            23           18            15
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-2
             WAL (years)                  26.54         6.55          4.38          3.00         2.07          1.71
            Mod Duration                  13.62         5.31          3.78          2.70         1.93          1.61
      Principal Window (month)        282 - 356     44 - 149       30 - 99       23 - 73      18 - 33       15 - 27
          Principal Months                   75          106            70            51           16            13
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-3
             WAL (years)                  29.76        17.48         12.04          8.89         4.58          2.40
            Mod Duration                  14.22        10.81          8.49          6.81         3.81          2.22
      Principal Window (month)        356 - 357    149 - 330      99 - 251      73 - 189     33 - 148       27 - 31
          Principal Months                    2          182           153           117          116             5
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.350%,  6-month  LIBOR  remains  constant at 5.330%,  1-year LIBOR remains constant at 5.210% and  1-year CMT remains constant at 4.940% and run at par at the Pricing Speed to maturity.

                                               Class M Sensitivity Table (To Call)(1)

       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                                        0% PPC       50% PPC       75% PPC      100% PPC      125% PPC      150% PPC
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-1
                WAL (years)                 28.24          9.46          6.33         5.04          5.15          4.19
               Mod Duration                 13.73          7.02          5.14         4.28          4.40          3.67
         Principal Window (month)       300 - 357      55 - 171      37 - 115      43 - 85       50 - 66       31 - 53
             Principal Months                  58           117            79           43            17            23
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-2
                WAL (years)                 28.24          9.46          6.33         4.88          4.43          3.81
               Mod Duration                 13.69          7.00          5.13         4.16          3.85          3.37
         Principal Window (month)       300 - 357      55 - 171      37 - 115      41 - 85       46 - 66       41 - 53
             Principal Months                  58           117            79           45            21            13
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-3
                WAL (years)                 28.24          9.46          6.33         4.85          4.27          3.62
               Mod Duration                 13.61          6.99          5.12         4.12          3.72          3.22
         Principal Window (month)       300 - 357      55 - 171      37 - 115      40 - 85       44 - 66       39 - 53
             Principal Months                  58           117            79           46            23            15
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-4
                WAL (years)                 28.24          9.46          6.33         4.83          4.19          3.53
               Mod Duration                 13.49          6.96          5.11         4.10          3.64          3.14
         Principal Window (month)       300 - 357      55 - 171      37 - 115      39 - 85       42 - 66       37 - 53
             Principal Months                  58           117            79           47            25            17
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-5
                WAL (years)                 28.24          9.46          6.33         4.82          4.12          3.46
               Mod Duration                 13.43          6.94          5.10         4.08          3.59          3.08
         Principal Window (month)       300 - 357      55 - 171      37 - 115      39 - 85       41 - 66       36 - 53
             Principal Months                  58           117            79           47            26            18
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-6
                WAL (years)                 28.24          9.46          6.33         4.80          4.08          3.40
               Mod Duration                 13.29          6.91          5.08         4.06          3.54          3.03
         Principal Window (month)       300 - 357      55 - 171      37 - 115      38 - 85       40 - 66       35 - 53
             Principal Months                  58           117            79           48            27            19
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-7
                WAL (years)                 28.24          9.46          6.33         4.79          4.04          3.36
               Mod Duration                 11.99          6.58          4.90         3.94          3.43          2.93
         Principal Window (month)       300 - 357      55 - 171      37 - 115      38 - 85       39 - 66       34 - 53
             Principal Months                  58           117            79           48            28            20
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-8
                WAL (years)                 28.24          9.46          6.33         4.79          4.01          3.33
               Mod Duration                 11.69          6.50          4.86         3.91          3.39          2.89
         Principal Window (month)       300 - 357      55 - 171      37 - 115      37 - 85       38 - 66       33 - 53
             Principal Months                  58           117            79           49            29            21
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-9
                WAL (years)                 28.24          9.46          6.33         4.77          3.99          3.31
               Mod Duration                 11.01          6.31          4.75         3.83          3.32          2.83
         Principal Window (month)       300 - 357      55 - 171      37 - 115      37 - 85       38 - 66       33 - 53
             Principal Months                  58           117            79           49            29            21
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.350%,  6-month  LIBOR  remains  constant at 5.330%,  1-year LIBOR remains constant at 5.210% and 1-year CMT remains constant at 4.940% and run at par at the Pricing Speed to call.

                                             Class M Sensitivity Table (To Maturity)(1)

       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                                        0% PPC       50% PPC       75% PPC      100% PPC      125% PPC      150% PPC
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-1
                WAL (years)                 28.24         10.40          7.03         5.55          5.84          5.29
               Mod Duration                 13.73          7.35          5.48         4.59          4.86          4.44
         Principal Window (month)       300 - 357      55 - 309      37 - 226     43 - 169      50 - 132      31 - 119
             Principal Months                  58           255           190          127            83            89
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-2
                WAL (years)                 28.24         10.36          7.00         5.37          4.81          4.11
               Mod Duration                 13.69          7.33          5.46         4.45          4.10          3.59
         Principal Window (month)       300 - 357      55 - 290      37 - 207     41 - 154      46 - 120       41 - 96
             Principal Months                  58           236           171          114            75            56
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-3
                WAL (years)                 28.24         10.34          6.97         5.32          4.64          3.92
               Mod Duration                 13.61          7.30          5.44         4.40          3.96          3.43
         Principal Window (month)       300 - 357      55 - 279      37 - 198     40 - 147      44 - 114       39 - 91
             Principal Months                  58           225           162          108            71            53
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-4
                WAL (years)                 28.24         10.31          6.95         5.28          4.54          3.81
               Mod Duration                 13.49          7.26          5.41         4.37          3.88          3.34
         Principal Window (month)       300 - 357      55 - 271      37 - 190     39 - 141      42 - 110       37 - 88
             Principal Months                  58           217           154          103            69            52
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-5
                WAL (years)                 28.24         10.27          6.91         5.24          4.46          3.73
               Mod Duration                 13.43          7.24          5.39         4.33          3.81          3.27
         Principal Window (month)       300 - 357      55 - 262      37 - 183     39 - 135      41 - 105       36 - 84
             Principal Months                  58           208           147           97            65            49
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-6
                WAL (years)                 28.24         10.21          6.87         5.19          4.38          3.65
               Mod Duration                 13.29          7.18          5.35         4.29          3.75          3.20
         Principal Window (month)       300 - 357      55 - 251      37 - 174     38 - 128      40 - 100       35 - 80
             Principal Months                  58           197           138           91            61            46
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-7
                WAL (years)                 28.24         10.13          6.80         5.14          4.30          3.57
               Mod Duration                 11.99          6.79          5.11         4.13          3.59          3.07
         Principal Window (month)       300 - 357      55 - 238      37 - 164     38 - 121       39 - 94       34 - 75
             Principal Months                  58           184           128           84            56            42
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-8
                WAL (years)                 28.24         10.00          6.71         5.06          4.22          3.50
               Mod Duration                 11.69          6.67          5.03         4.06          3.52          3.01
         Principal Window (month)       300 - 357      55 - 222      37 - 152     37 - 112       38 - 87       33 - 70
             Principal Months                  58           168           116           76            50            38
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-9
                WAL (years)                 28.24          9.83          6.59         4.96          4.13          3.42
               Mod Duration                 11.01          6.42          4.86         3.92          3.41          2.91
         Principal Window (month)       300 - 357      55 - 206      37 - 140     37 - 103       38 - 80       33 - 64
             Principal Months                  58           152           104           67            43            32
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------

(1)    Assumes  1-month LIBOR remains  constant at 5.350%,  6-month  LIBOR  remains  constant at 5.330%,  1-year LIBOR remains constant at 5.210% and 1-year CMT remains constant at 4.940% and run at par at the Pricing Speed to maturity.

                                                           Forward Curves

        ------------- ---------- ----------- ----------- -------- ----------- ----------- ---------- ----------- -----------
                         FWD        FWD         FWD        FWD                   FWD         FWD        FWD         FWD
                      1 Month    6 Month     1 Year      1 Year               1 Month     6 Month    1 Year      1 Year
                      LIBOR      LIBOR       LIBOR (%)   CMT (%)              LIBOR       LIBOR      LIBOR (%)    CMT (%)
           Month         (%)        (%)                             Month        (%)         (%)
             1          5.350      5.330       5.210      4.940       43        4.783       4.763      4.643       4.373
             2          5.342      5.322       5.202      4.932       44        4.796       4.776      4.656       4.386
             3          5.259      5.239       5.119      4.849       45        4.807       4.787      4.667       4.397
             4          5.232      5.212       5.092      4.822       46        4.817       4.797      4.677       4.407
             5          5.201      5.181       5.061      4.791       47        4.826       4.806      4.686       4.416
             6          5.099      5.079       4.959      4.689       48        4.834       4.814      4.694       4.424
             7          5.038      5.018       4.898      4.628       49        4.842       4.822      4.702       4.432
             8          4.984      4.964       4.844      4.574       50        4.849       4.829      4.709       4.439
             9          4.912      4.892       4.772      4.502       51        4.857       4.837      4.717       4.447
             10         4.845      4.825       4.705      4.435       52        4.864       4.844      4.724       4.454
             11         4.810      4.790       4.670      4.400       53        4.870       4.850      4.730       4.460
             12         4.785      4.765       4.645      4.375       54        4.877       4.857      4.737       4.467
             13         4.763      4.743       4.623      4.353       55        4.883       4.863      4.743       4.473
             14         4.746      4.726       4.606      4.336       56        4.889       4.869      4.749       4.479
             15         4.732      4.712       4.592      4.322       57        4.894       4.874      4.754       4.484
             16         4.721      4.701       4.581      4.311       58        4.899       4.879      4.759       4.489
             17         4.712      4.692       4.572      4.302       59        4.903       4.883      4.763       4.493
             18         4.705      4.685       4.565      4.295       60        4.907       4.887      4.767       4.497
             19         4.698      4.678       4.558      4.288       61        4.911       4.891      4.771       4.501
             20         4.692      4.672       4.552      4.282       62        4.915       4.895      4.775       4.505
             21         4.686      4.666       4.546      4.276       63        4.918       4.898      4.778       4.508
             22         4.679      4.659       4.539      4.269       64        4.922       4.902      4.782       4.512
             23         4.670      4.650       4.530      4.260       65        4.926       4.906      4.786       4.516
             24         4.660      4.640       4.520      4.250       66        4.929       4.909      4.789       4.519
             25         4.651      4.631       4.511      4.241       67        4.933       4.913      4.793       4.523
             26         4.644      4.624       4.504      4.234       68        4.936       4.916      4.796       4.526
             27         4.638      4.618       4.498      4.228       69        4.940       4.920      4.800       4.530
             28         4.635      4.615       4.495      4.225       70        4.943       4.923      4.803       4.533
             29         4.633      4.613       4.493      4.223       71        4.946       4.926      4.806       4.536
             30         4.634      4.614       4.494      4.224       72        4.949       4.929      4.809       4.539
             31         4.636      4.616       4.496      4.226       73        4.952       4.932      4.812       4.542
             32         4.641      4.621       4.501      4.231       74        4.956       4.936      4.816       4.546
             33         4.648      4.628       4.508      4.238       75        4.959       4.939      4.819       4.549
             34         4.657      4.637       4.517      4.247       76        4.963       4.943      4.823       4.553
             35         4.669      4.649       4.529      4.259       77        4.967       4.947      4.827       4.557
             36         4.683      4.663       4.543      4.273       78        4.971       4.951      4.831       4.561
             37         4.698      4.678       4.558      4.288       79        4.975       4.955      4.835       4.565
             38         4.712      4.692       4.572      4.302       80        4.979       4.959      4.839       4.569
             39         4.727      4.707       4.587      4.317       81        4.983       4.963      4.843       4.573
             40         4.742      4.722       4.602      4.332       82        4.988       4.968      4.848       4.578
             41         4.756      4.736       4.616      4.346       83        4.993       4.973      4.853       4.583
             42         4.770      4.750       4.630      4.360       84        4.998       4.978      4.858       4.588
        ------------- ---------- ----------- ----------- -------- ----------- ----------- ---------- ----------- -----------

                                                        Excess Spread Table
                    ---------------- -------------- -------------- -------------- -------------- --------------
                         Month          Static      Fwd LIBOR(2)       Month         Static      Fwd LIBOR(2)
                                       LIBOR(1)                                     LIBOR(1)
                           1             2.45%          2.45%           43            4.91%          4.70%
                           2             3.14%          3.14%           44            4.84%          4.63%
                           3             3.17%          3.17%           45            4.84%          4.65%
                           4             3.14%          3.14%           46            4.91%          4.75%
                           5             3.15%          3.15%           47            4.75%          4.71%
                           6             3.14%          3.14%           48            4.86%          4.81%
                           7             3.15%          3.15%           49            4.74%          4.71%
                           8             3.14%          3.14%           50            4.74%          4.70%
                           9             3.14%          3.14%           51            5.08%          5.02%
                          10             3.15%          3.15%           52            4.73%          4.72%
                          11             3.14%          3.14%           53            4.85%          4.81%
                          12             3.15%          3.14%           54            4.73%          4.70%
                          13             3.13%          3.13%           55            4.84%          4.80%
                          14             3.13%          3.13%           56            4.72%          4.69%
                          15             3.15%          3.15%           57            4.72%          4.69%
                          16             3.13%          3.13%           58            4.83%          4.79%
                          17             3.14%          3.14%           59            4.71%          4.69%
                          18             3.13%          3.13%           60            4.82%          4.79%
                          19             3.14%          3.14%           61            4.56%          4.70%
                          20             3.13%          3.13%           62            4.56%          4.69%
                          21             3.16%          3.16%           63            4.92%          5.03%
                          22             4.03%          3.82%           64            4.55%          4.69%
                          23             4.01%          3.80%           65            4.73%          4.85%
                          24             4.03%          3.81%           66            4.54%          4.68%
                          25             4.01%          3.80%           67            4.72%          4.84%
                          26             4.01%          3.80%           68            4.53%          4.66%
                          27             4.06%          3.85%           69            4.53%          4.66%
                          28             4.03%          3.79%           70            4.71%          4.83%
                          29             4.04%          3.81%           71            4.52%          4.66%
                          30             4.03%          3.79%           72            4.70%          4.82%
                          31             4.05%          3.81%           73            4.51%          4.64%
                          32             4.03%          3.80%           74            4.51%          4.63%
                          33             4.52%          4.27%           75            5.05%          5.14%
                          34             4.85%          4.60%           76            4.50%          4.63%
                          35             4.79%          4.65%           77            4.68%          4.79%
                          36             4.83%          4.72%           78            4.49%          4.62%
                          37             4.77%          4.67%           79            4.67%          4.78%
                          38             4.67%          4.58%           80            4.48%          4.60%
                          39             4.98%          4.79%           81            4.48%          4.60%
                          40             4.85%          4.65%           82            4.66%          4.77%
                          41             4.91%          4.71%           83            4.47%          4.59%
                          42             4.84%          4.64%           84            4.65%          4.76%
                    ---------------- -------------- -------------- -------------- -------------- --------------

(1)    Assumes  1-month LIBOR remains  constant at 5.350%,  6-month  LIBOR  remains  constant at 5.330%,  1-year LIBOR remains constant at 5.210% and 1-year CMT remains  constant  at 4.940% and run at the Pricing  Speed to call.  Assumes Net Swap
       Payments are made to or received from the Swap Provider pursuant to the Swap Agreement.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year Forward LIBOR and 1-year Forward CMT and run at the
       Pricing Speed to call.  Assumes Net Swap  Payments are made to or received from the Swap Provider  pursuant to the Swap
       Agreement.

                                                         Break-Even Tables

                                          ----------------------------- --------------------------------
                                                Static LIBOR(1)                Forward LIBOR(2)
                                               40% Loss Severity               40% Loss Severity
                                           CDR Break %     Cum Loss %    CDR Break %       Cum Loss %
                                          -------------- -------------- --------------- ----------------
                             Class M-1        31.0           22.3            30.7            22.2
                             Class M-2        24.6           19.5            24.3            19.3
                             Class M-3        21.2           17.7            21.0            17.6
                             Class M-4        18.4           16.1            18.1            15.9
                             Class M-5        16.0           14.6            15.7            14.4
                             Class M-6        13.8           13.1            13.6            13.0
                             Class M-7        11.8           11.7            11.6            11.5
                             Class M-8        10.5           10.6            10.3            10.5
                             Class M-9         9.7           10.0            9.5              9.8
                            ------------- -------------- -------------- --------------- ----------------

(1)    Assumes  1-month LIBOR remains  constant at 5.350%,  6-month  LIBOR  remains  constant at 5.330%,  1-year LIBOR remains constant at 5.210% and 1-year CMT remains  constant at 4.940% and run at the  Pricing  Speed to  maturity.  Assumes Net
       Swap  Payments are made to or received  from the Swap  Provider  pursuant to the Swap  Agreement,  100%  principal  and interest  advancing,  12 months  recovery  lag,  Triggers  are in effect at all times and CDR Break  means  when  bonds receive first principal dollar loss.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year Forward LIBOR and 1-year Forward CMT and run at the pricing speed to maturity.  Assumes Net Swap  Payments are made to or received  from the Swap Provider  pursuant to the
       Swap Agreement,  100% principal and interest  advancing,  12 months  recovery lag,  Triggers are in effect at all times and CDR Break means when bonds receive first principal dollar loss.

                                                        Contact Information
                                                      Credit Suisse Contacts
___________________________________________________________________________________________________________________________________

Name:                                          Telephone:                     E-Mail:

Alex Huang                                     (212) 538-8526                 alex.huang@credit-suisse.com
Director

Peter Sack                                     (212) 325-7892                 peter.sack@credit-suisse.com
Director

John Herbert                                   (212) 325-2412                 john.herbert@credit-suisse.com
Director

Tim Kuo                                        (212) 538-3309                 tim.kuo@credit-suisse.com
Vice President

Victor Baev - Structuring                      (212) 325-5641                 victor.baev@credit-suisse.com

Regang Ou - Trading                            (212) 538-2398                 regang.ou@credit-suisse.com

Reginald Jones - Collateral                    (212) 325-8551                 reginald.jones@credit-suisse.com

___________________________________________________________________________________________________________________________________

                                                      Rating Agency Contacts

Name:                                           Telephone:                    E-Mail:

Moody's
Arif Bekiroglu                                  (212) 553-7761                arif.bekiroglu@moodys.com'

S&P
Allen Zimmerman                                 (212) 438-4125                allen_zimmerman@standardandpoors.com

Fitch
Laura Pokojni                                   (212) 908-0228                laura.pokojni@fitchratings.com

Marc Lessner                                    (212) 908-0693                marc.lessner@fitchratings.com

___________________________________________________________________________________________________________________________________

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool.  Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.